UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 2, 2021

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $.001 per share	GNW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 2, 2021 (New York time), Genworth Financial, Inc. (the “Company”) completed a sale of its entire ownership interest of approximately 52% in Genworth Mortgage Insurance Australia Limited (“Genworth Australia”) through an underwritten agreement. The Company sold approximately 214.3 million shares for AUD2.28 per share and received proceeds of approximately AUD483 million, net of transaction related closing costs. Genworth Australia will therefore be reported as discontinued operations in the first quarter of 2021. In connection with the accounting for the sale of the business, the Company will reflect any after-tax gain (loss) on the disposition of Genworth Australia in the first quarter of 2021.

The sale transaction resulted in a payment of approximately $247 million to AXA S.A. (“AXA”) under the Company’s outstanding secured promissory note with AXA, dated as of July 20, 2020, as amended by the parties in connection with this transaction. Following this payment, the net proceeds received by the Company was approximately $123 million.

The Company is including in this report the unaudited pro forma condensed consolidated balance sheet as of December 31, 2020 giving effect to the net proceeds and sale of the assets and liabilities of Genworth Australia. In addition, as the Company’s most recent filing is its 2020 Form 10-K, the Company is including in this report the unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2020, 2019 and 2018 giving effect to the sale of Genworth Australia.

The unaudited pro forma condensed consolidated balance sheet of Genworth Financial, Inc. as of December 31, 2020 and notes thereto and the unaudited pro forma condensed consolidated statements of income of Genworth Financial, Inc. for the years ended December 31, 2020, 2019 and 2018 and notes thereto are filed as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet of Genworth Financial, Inc. as of December 31, 2020 and notes thereto and the unaudited pro forma condensed consolidated statements of income of Genworth Financial, Inc. for the years ended December 31, 2020, 2019 and 2018 and notes thereto are filed as Exhibit 99.2 hereto and incorporated by reference herein.

Exhibits.

The following is filed as an exhibit to this report:

Number	Description

99.1	Press Release issued by the Company, dated February 28, 2021 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed on March 1, 2021)

99.2	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Genworth Financial, Inc. as of December 31, 2020 and notes thereto and Unaudited Pro Forma Condensed Consolidated Statements of Income of Genworth Financial, Inc. for the years ended December 31, 2020, 2019 and 2018 and notes thereto

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the sale of Genworth Australia and its anticipated financial impact. We cannot predict with certainty the impact that foreign exchange fluctuations or interest rates, among other items, will have on the final after-tax gain (loss) on sale. Actual results may vary materially from those contained in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.
Date: March 8, 2021

	By:	/s/ Matthew D. Farney
Matthew D. Farney Vice President and Controller (Principal Accounting Officer)

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